Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended September 30, 2004

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Total
Revenue - Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue – Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	111,425	—	—	—	—	—	—	—	—	—	111,425
Salaries, Wages, and Benefits	240,439	—	—	—	—	—	—	—	—	—	240,439
Purchased Transportation	20,221	—	3,183	—	—	—	—	—	—	—	23,404
Operating Taxes and Licensing	54,611	—	—	—	—	—	2,464	—	—	—	57,075
Claims and Insurance	22,019	—	(59,376)	—	—	—	5,059	—	1,735	—	(30,563)
Rents	6,527	—	—	—	—	—	—	—	—	—	6,527
Other G&A Expense	(41,392)	—	(5,203)	—	—	—	—	—	—	—	(46,595)
(Gain) Loss on Sale of Assets	9,717	—		—	(894)	—	—	—	—	—	8,823

Total Operating Expenses	423,567	—	(61,396)	—	(894)	—	7,523	—	1,735	—	370,535

Operating Income (Loss)	(423,567)	—	61,396	—	894	—	(7,523)	—	(1,735)	—	(370,535)

Temporary Investment Interest	169,435	—	—	—	—	—	7,781	—	—	—	177,216
Other Interest Income	78,460	—	—	—	—	—	—	—	—	—	78,460

Interest Income	247,895	—	—	—	—	—	7,781	—	—	—	255,676

Other Miscellaneous, Net	2,203	—	(6,579)	—	(3,800)	—	—	—	—	—	(8,176)

Income (Loss) Before Taxes	(173,469)	—	54,817	—	(2,906)	—	258	—	(1,735)	—	(123,035)

Income Taxes	—	—	—	—	—	—	—	—	—	—	—

Net Income (Loss)	$(173,469)	$—	$54,817	$—	$(2,906)	$—	$258	$—	$(1,735)	$—	$(123,035)